                                                                    Exhibit 99.1

[LOGO]

NEWS RELEASE

(ParisBourse: CTL  ; NASDAQ: CLTL)
February 27, 2001

         COMPLETEL EUROPE ANNOUNCES RESULTS FOR THE FOURTH QUARTER 2000
                AND YEAR ENDED 31 DECEMBER 2000, REPORTING STRONG
                          GROWTH IN ALL BUSINESS LINES

YEAR 2000 HIGHLIGHTS:

COMPLETEL ANNOUNCES IT HAD MET OR EXCEEDED FINANCIAL AND OPERATING TARGETS FOR THE FOURTH CONSECUTIVE QUARTER

Before giving effect to US GAAP SAB 101 accounting changes for installation revenue recognition:

- Revenues for the year increased by 1074% to E33.6 million and by 64% to E15.6 million for the quarter, as compared to 31/12/1999 and Q3 2000.

- Gross margin for the year was E0.6 million and E1.1 million for the quarter vs. a loss of E0.5 in Q3.

- Adjusted EBITDA loss for the year was E91.1 million and E29.2 million for the quarter vs. E25.3 million in Q3 2000.

- Cash outlay was E141.6 million in Q4. Year end cash was E431.4 million, and CompleTel remains fully funded through to cash flow positive.

- Fiber local loop networks reached 1,490 km, a 1,120km increase for the year and a sequential increase of 533km in Q4, with 5 new cities operational in 2000 bringing the total to 11 cities.

- On Net connected clients increased by 609 to 654 over the year, with 172 additional client connections for the fourth quarter. Buildings connected stood at 530 at year end 2000.

- Cumulative On Net orders for services grew 1,024% to 2,094 for the year and 38% for the quarter

- CompleTel's web-hosting division, iPcenta(TM), launched Internet Data Centers totaling 108,000 (ft2) floor space in Paris, London, Berlin and Munich, on CompleTel's local fiber loops, with headcount reaching 122 at year end.

- Jerome de Vitry was named Chief Operating Officer, following his successful launch and development of CompleTel France as one of the fastest growing CLEC in the country.

- CompleTel, today separately announced the appointment of Tim Samples as Chief Executive Officer, subject to shareholder approval and after a planned transition period ending in May 2001.


                                      1/9


OPERATING STATISTICS SUMMARY
------------------------------------------------------------------------------------------------------------------
                                  2000 Q1    2000 Q2    2000 Q3    2000 Q4      GROWTH Q3/Q2      GROWTH Q4/Q3
------------------------------------------------------------------------------------------------------------------
Local route kilometers                  526       726         957       1490                32%               56%
------------------------------------------------------------------------------------------------------------------
On Net Customers signed                 286       537         685        896                28%               31%
------------------------------------------------------------------------------------------------------------------
On Net Customers connected              117       287         482        654                68%               36%
------------------------------------------------------------------------------------------------------------------
On Net Customer orders                  483       924        1519       2094                64%               38%
------------------------------------------------------------------------------------------------------------------
Quarterly Voice mins (Mios)               6        17          32         90                88%              181%
------------------------------------------------------------------------------------------------------------------
Quarterly Termination mins                0        16         218        335              1263%               54%
(Mios)
------------------------------------------------------------------------------------------------------------------

PARIS, FEBRUARY 27, 2001 - CompleTel, a facilities-based provider of switched local access telecommunications and Internet services to business end-users and carriers in Western Europe, today announced year end 2000 and fourth quarter revenues of E33.6 million and E15.6 million respectively, with quarterly revenues rising 64%, prior to giving effect to new SAB 101 guidelines, required to be implemented in the fourth quarter of 2000, deferring installation revenue. Revenue growth was bolstered by the development of multiple product line sales. Adjusted EBITDA totaled a negative E91.1 million for the year and negative
E29.2 million for the quarter. The cash outlay was E141.6 million in Q4, relative to E70.2 million in Q3. Cash at year end totaled E431.4 million and CompleTel believes its current plan, designed to exceed network kilometer targets set at the time of the IPO, remains fully funded.

In the fourth quarter of 2000, CompleTel Europe adopted, effective January 1, 2000, Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements SAB 101," which requires deferral and amortization of certain installation and start up revenues over the longer of the contract period or the expected customer relationship. Previously such revenues were recognized upon service activation.


SAB 101 ADJUSTMENTS TABLE
-------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                  2000 PRE    2000 INCL.  EFFECT OF    Q4 2000 PRE     Q4 2000 INCL.   EFFECT OF
IN EUR MIOS                        SAB 101      SAB 101     SAB 101       SAB 101          SAB101        SAB 101
-------------------------------------------------------------------------------------------------------------------
Revenues                                 33.6         31.5       -2.1             15.6            15.1        -0.5
-------------------------------------------------------------------------------------------------------------------
Gross Margin                              0.6         -1.5       -2.1              1.1             0.6        -0.5
-------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA                         -91.1        -93.2       -2.1            -29.2           -29.7        -0.5
-------------------------------------------------------------------------------------------------------------------

Including the impact of SAB 101 accounting changes, fourth quarter reported revenues were E15.1 million and year end revenues were E31.5 million. Reported adjusted EBITDA totaled a negative E93.2 million for the year and a negative E29.7 million for the quarter. Net loss for the year amounted to E200.5 million, or E1.34 per diluted ordinary share, compared with a loss of E49.8 million, or E0.50 per diluted ordinary share for the prior year.

                                      2/9

OPERATIONAL ACHIEVEMENTS :

At the end of the fourth quarter, CompleTel's quarterly on-net voice minutes grew by 181% to 90 million up from 32 million in Q300 and 17 million in 2Q00.

Internet dial-up and voice termination minutes increased to 335 million from 218 million in the prior quarter, as this new business continued to expand rapidly, driven by growth in demand from the company's current nine ISP customers that have availed themselves of CompleTel's local fiber networks, and the rapid expansion of the underlying market for internet connectivity.

CompleTel's On-Net signed customers grew 38% over third quarter to 896 at year end. Total connected On-Net customers increased 36% to 654 in 4Q00 from 482 in 3Q00. The cumulative order book increased to 2,094 orders, indicating that orders per client increased significantly over the year, from 1.7 orders per client at the end of the first quarter to 3.2 orders per client in final quarter of 2000.

CompleTel's headcount grew 7% to 775 at the end of the quarter, up from 722 at the end of the third quarter, as the company continued to successfully attract key human resources. The sales force totaled 179 at year end.

Commenting on CompleTel's results, William H. Pearson, CEO and President of CompleTel, stated, "CompleTel has delivered solid execution of our On-Net strategy and has exceeded market expectations every quarter throughout 2000. CompleTel's current cash position, generated by a successful IPO and bond issue during 2000, should ensure a clear path to attaining adjusted EBITDA positive and cash flow break even by mid 2002 and mid 2003, respectively. Our network deployment has progressed very well also, as we have deployed almost 500 km in excess of our year end 2000 IPO targets. CompleTel is focusing on attracting higher value added and multi-site clients, as well as cross-selling product lines. Our large addressable market and product portfolio places us in a favorable position to continue executing on our fully funded roll out."


                                      3/9

OUTLOOK FOR 2001:

Immediate investment has been and will be concentrated in the major cities currently served. CompleTel intends to extend its local networks to almost 2,000 km in 2001, exceeding targets for 2003 that were set at the time of the IPO, providing Completel a larger addressable market than earlier plans. Additionally, this deployment allows Completel to leverage existing human resources and physical assets, and provides better economies of scale than pursuing new markets. As a consequence, the company intends to proceed with the launch of Nantes as of Q2 2001, and believes that the lack of substantive competition will allow it to pursue additional new markets in the future.

In order to focus on the value-added needs of its IDC target clients, CompleTel, through the iPcenta division, is concentrating the number of its IDC centers, building sophisticated state of the art facilities that go beyond the simple upgrading of its switch sites, as part of a complete communications package for its customers. Linked by a high capacity, leased Tier 1 network, Completel plans to build over 160,000 ft2 by Q1 2002, matching capital outlays with its demand forecasts to maximize return on capital. Under the current Ipcenta strategy, the company intends to meet the revenue forecasts established during the IPO. The company expects to add two new sites in 2001, to compliment four cities already served today.

Overall, Completel currently intends to invest a further E140 to 160 million in capital expenditures during 2001. Capital expenditures for 2002 currently are anticipated to range between E80 to 90 million.

SAB 101 reallocation of installation revenues in 2001 is expected to defer over E5 million in revenues. With the adoption of SAB 101 installation revenue recognition accounting, CompleTel expects revenues for 2001 will continue to grow substantially to between E120 million and E135 million.

CompleTel expects to see continuing improvement in gross margins in 2001. CompleTel achieved a positive gross margin in Q4 2000. Successful growth of internet termination services is expected to increase these revenues to about 30% of total 2001 revenues. Internet traffic termination direct margins are now positive, and are expected to improve throughout the year.

As proof that the business model works, the majority of CompleTel's existing CLEC markets


                                      4/9
are estimated to reach EBITDA break even on a quarterly basis prior to year end 2001. Completel anticipates reaching adjusted EBITDA break even in mid 2002, and adjusted EBITDA positive for the year 2002, and cash flow break even by mid 2003.

William Pearson, commented, "Throughout 2001 we expect to exhibit our continued focus on execution to achieve adjusted EBITDA positive in our markets proving that our business model works, to position us for Company-wide adjusted EBITDA positive in 2002, and to remain fully funded."

FINANCIAL DETAILS :

Revenue for the fourth quarter of 2000, after giving effect to SAB 101 accounting changes, was E15.1 million, with a net loss of E39.0 million or E0.25 per ordinary share (as compared to a loss of E0.19 per ordinary share in Q4 1999 on a pro-forma basis, since the company's ordinary shares were not publicly traded in 1999.) Adjusted EBITDA totaled a negative E29.7 million for the quarter.


REVENUE BREAKDOWN  (INCLUDING SAB 101 RESTATEMENT)
------------------------------------------------------------------------------------------------------------------
                              2000 Q1      2000 Q2       2000 Q3       2000 Q4              GROWTH        GROWTH
IN EUR MIOS                                                                                   Q3/Q2        Q4/Q3
------------------------------------------------------------------------------------------------------------------
Voice                            0.7          1.0          1.9           4.0                     90%         111%
------------------------------------------------------------------------------------------------------------------
Internet & Data Dedicated Access 0.4          0.3          1.0           1.1                    233%          10%
------------------------------------------------------------------------------------------------------------------
Carriers and resellers           0.3          1.0          1.2           1.7                     20%          42%
------------------------------------------------------------------------------------------------------------------
ISP/IAP Dial Up Termination      0.1          0.5          2.7           5.7                    440%         111%
------------------------------------------------------------------------------------------------------------------
TOTAL ON NET REVENUES            1.5          2.8          6.8           12.5                   143%          84%
------------------------------------------------------------------------------------------------------------------
IDC and other                    1.0          1.6          1.4           1.9                    -13%          36%
------------------------------------------------------------------------------------------------------------------
Indirect                         0.0          0.6          0.7           0.7                     17%           0%
------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                   2.5          5.0          8.9           15.1                    78%          70%
------------------------------------------------------------------------------------------------------------------

During the fourth quarter, On-Net revenues continued to grow rapidly, with 83% of total revenues derived from services on CompleTel's fiber local loops, as compared to 76% in the prior quarter. CompleTel reported revenues of E11.5 million in France, E1.9 million in Germany and E1.7 million in the UK during 4Q00, compared to E6.9 million in France, E0.9 million in Germany and E1.7 million in the UK in the prior quarter.

Gross margin showed improvement during the fourth quarter, with a profit of E0.6 million relative to a E0.5 million loss in Q300, even as up-front collocation-related fees weighed on results, given a high level of local network build out. CompleTel expenses, rather than capitalizes, in cost of goods sold, almost all of its leased backbone and network maintenance costs.


                                      5/9

Total operating expense increased during the fourth quarter to E52.7 million, over E38.1 million in 3Q00. The increase was a result of increased network costs and depreciation related to network investments, as well as increases in Selling General & Administrative expenses. SG&A, as a percent of revenues, decreased from 260% of Q300 revenues to 201% in Q400, resulting primarily from the planned growth in headcount which grew from 722 to 775 during the fourth quarter. Going forward, CompleTel expects that the rate of growth in SG&A will decline in 2001, as expenditures shift away from dependence on consultants towards the use of internal resources and as the company leverages its economies of scale.

Cash, including restricted cash of E69.7 million, at year end 2000 amounted to E431.4 million, compared to E563.3 million in Q300. Debt amounted
E280.6 million at year end 2000, highlighting CompleTel's substantial balance sheet strength. Capital expenditures for the quarter totaled E76.9 million, compared to E58.0 million for 3Q00. Cash outlay for the quarter stood at E141.6 million, versus E70.2 million in Q300. The company believes the fourth quarter marked the high point in cash outlay for CompleTel, while adjusted EBITDA will now also improve

Days of sales receivables stood at 79 days in Q4 of 2000. CompleTel has incurred no significant write downs of receivables to date.

David E. Lacey, Chief Financial Officer, commented, "We have again announced strong financial and operational quarterly results, as can be seen by the significant revenue growth in all our lines of business. CompleTel achieved its targets for 2000, and is firmly positioned to drive growth in the future with our marketing, product portfolio and unique local assets. The peak cash outlay and negative adjusted EBITDA quarter in CompleTel's development under the IPO plan is now behind us. We expect positive improvement in adjusted EBITDA going forward. Gross margins, though close to breakeven, were positive in the fourth quarter and should rise in strength by mid 2001."

STRENGTHENING OF SENIOR MANAGEMENT:
CompleTel today separately announced significant changes to strengthen its senior management team. Completel announced the appointment of Tim Samples, former head of One2One and Firstmark, as Chief Executive Officer subject to shareholder approval and after a planned transition period ending in May 2001. Also, subject to shareholder approval, Bill Pearson, CompleTel's former CEO, will join the Supervisory Board in late May 2001 and will assume the role of Chairman. Jim Dovey, Chairman of CompleTel, will step down as


                                      6/9

Chairman and will remain a member of the Supervisory Board. Please refer to the Completel web site, listed below for further information.



CompleTel will hold a telephone conference call at 15:00 (CET) to review its 4Q00 results. To access this call dial

From Europe: 00 800 2288 3532 or 33 1 56 38 35 35
From the USA: 1 800 218 9073 or 1 303 262 2211

PASSWORD:         Fiber

The slides accompanying the audio conference call will be available on CompleTel's corporate website one hour in advance of the call
(WWW.COMPLETEL.COM). A replay of the conference call will be available via the site or by calling in until March 13, 2001. The access code for replay in Europe is 8274, and for the USA is 823639.

COMPLETEL EUROPE NV (PARISBOURSE: CTL; NASDAQ:CLTL).
CompleTel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France and Germany, with iPcenta IDC services in France, Germany and the UK.

NOTE: THE INFORMATION CONTAINED IN THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE U.S. FEDERAL SECURITIES LAW. SUCH STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS OF THE MANAGEMENT OF COMPLETEL EUROPE ONLY, AND PERFORMANCE IS SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, ADVERSE REGULATORY, TECHNOLOGICAL OR COMPETITIVE DEVELOPMENTS; DECLINE IN DEMAND FOR THE COMPANY'S SERVICES OR PRODUCTS; INABILITY TO TIMELY DEVELOP, INTRODUCE AND MARKET NEW TECHNOLOGIES, PRODUCTS AND SERVICES; PRICING PRESSURES RESULTING FROM COMPETITION; UNFORESEEN CONSTRUCTION DELAYS; INABILITY TO SUCCESSFULLY MANAGE SYSTEMS FAILURES OR SHUTDOWNS AND SERVICE INTERRUPTIONS OR REDUCED SERVICES TO CUSTOMERS; FAILURE TO RECEIVE ON A TIMELY BASIS NECESSARY PERMITS OR OTHER GOVERNMENTAL APPROVALS; INABILITY TO DEVELOP AND MAINTAIN EFFICIENT OPERATIONS SUPPORT AND OTHER INFORMATION SYSTEMS AND PROCESSES, AND FAILURE TO OBTAIN ANY NECESSARY FINANCING WHICH COULD CAUSE THE ACTUAL RESULTS OR PERFORMANCE OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE DESCRIBED HEREIN. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND UNCERTAINTIES AFFECTING THE COMPANY PLEASE REFER TO THE COMPANY'S PROSPECTUSES AND 10-K,10-Q AND 8-K REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

 PARIS OFFICE: TOUR EGEE, 9-11 ALLEE DE L'ARCHE, 92671 COURBEVOIE CEDEX, FRANCE
                             TEL : +33 1 72 92 20 00

WWW.COMPLETEL.COM


                                      7/9

COMPLETEL EUROPE N.V. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Stated in thousands of Euros, except share and per share amounts)

                                              Three Months Ended        Year Ended December 31,
                                               December 31,
                                          ---------------------------------------------------------
                                              2000          1999            2000          1999
                                          ------------- -------------   ------------- -------------
                                          Unaudited      Unaudited       Unaudited
                                          ------------- -------------   ------------- -------------
REVENUES                                        15 086         1 460          31 540         2 861
OPERATING EXPENSES:
    Network costs                               14 498           873          33 038         2 307
    Selling, general and
    administrative                              28 255        11 188          79 606        30 302
    Allocated costs from affiliate               2 067         2 710          12 090         6 195
    Non-cash compensation charges                 (133)          (86)         60 550           634
    Depreciation and amortization                8 012         2 440          22 027         4 302
                                          ------------- -------------   ------------- -------------
       Total operating expenses                 52 699        17 125         207 311        43 740
                                          ------------- -------------   ------------- -------------
OPERATING LOSS                                 (37 613)      (15 665)       (175 771)      (40 879)

OTHER INCOME (EXPENSE):
    Interest income                              5 441           315          22 394         2 447
    Interest expense, net of capitalized
    interest                                   (12 567)       (2 044)        (28 968)       (7 893)
    Foreign exchange gain (loss) and
    other expense                                5 707        (3 233)        (18 933)       (3 465)
                                          ------------- -------------   ------------- -------------

       Total other income (expense)             (1 419)       (4  962)       (25 507)       (8 911)
                                          ------------- -------------   ------------- -------------
NET LOSS BEFORE INCOME TAXES                   (39 032)       (20 627)      (201 278)      (49 790)

INCOME TAX PROVISION                                -             -               -             -
                                                    -             -               -             -

NET LOSS BEFORE EXTRAORDINARY ITEM
    AND CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE                    (39 032)      (20 627)       (201 278)       (49 790)

    EXTRAORDINARY ITEM - Gain on early
       extinguishment of debt                        -             -           1 053             -
    CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE                        -             -           (263)             -
                                          ------------- -------------   ------------- -------------
NET LOSS                                       (39 032)      (20 627)       (200 488)      (49 790)
                                          ============= =============   ============= =============

BASIC AND DILUTED LOSS PER ORDINARY SHARE        (0,25)        (0,19)          (1,34)        (0,50)
                                          ============= =============   ============= =============

WEIGHTED AVERAGE NUMBER OF ORDINARY
    SHARES OUTSTANDING                     157 413 060   109 199 817     149 806 721   99 056 060
                                          ============= =============   ============= =============
ADJUSTED EBITDA                                (29 734)      (13 311)        (93 194)      (35 943)
                                          ============= =============   ============= =============


                                      8/9

COMPLETEL EUROPE N.V. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS
(Stated in thousands of Euros)

                                                                                December 31,      December 31,
                                 ASSETS                                             2000              1999
                                 ------                                        ----------------  ----------------
CURRENT ASSETS :                                                                     Unaudited
     Cash and cash equivalents                                                          361 698         57 115
     Short-term investments, restricted                                                  28 030              -
     Customer accounts receivable, net of allowance for doubtful receivables
       of 733 and 31 as of December 31, 2000 and 1999, respectively                      13 883          1 709
     Affiliate receivables                                                                1 500            304
     Prepaid expenses, VAT receivables and other current assets                          55 461         14 677
                                                                               ----------------  ----------------
          Total current assets                                                          460 572         73 805

                                                                               ----------------  ----------------
LONG TERM ASSETS :
     Property and equipment, net                                                        298 623        91 946
     Licenses and other intangibles, net                                                  6 858         4 557
     Deferred financing costs, net                                                       15 129         5 082
     Long-term investments, restricted                                                   41 709             -
     Other long-term assets                                                               2 465           818
                                                                               ----------------  ----------------
          Total long term assets                                                        364 784       102 403
                                                                               ----------------  ----------------
TOTAL ASSETS                                                                            825 356       176 208
                                                                               ================  ================

          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Network vendor payables (construction)                                              54 341        28 593
     Accrued liabilities and trade accounts payable                                      72 259        22 536
     Affiliate payables                                                                   2 199         2 412
                                                                               ----------------  ----------------
          Total current liabilities                                                     128 799        53 541

LONG TERM DEBT                                                                         280 597         79 596
                                                                               ----------------  ----------------

TOTAL SHAREHOLDERS' EQUITY                                                             415 960         43 071
                                                                               ----------------  ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                             825 356        176 208
                                                                               ================  ================


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